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                                                                     Exhibit 8.1

Name                                          Jurisdiction of Incorporation
----                                          -----------------------------
Integrated Brands Inc.                        New Jersey
CoolBrands Dairy Inc.                         Delaware
Americana Foods LP (50.1% owned)              Texas
Eskimo Pie Frozen Distribution Inc.           Delaware
Eskimo Pie Corporation                        Virginia